EXHIBIT 4(b)
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USAA Investment Management Company
10750 Robert F. McDermott Freeway
San Antonio, TX  78288

Gentlemen:

     Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2001, between USAA Mutual Fund, Inc. (the "Company") and USAA Investment Management Company (the "Manager"), please be advised that the Company has established a new series of its shares, namely, the Value Fund (the "Fund"), and please be further advised that the Company desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Fund at the fee stated below:

                             ADVISORY FEE SCHEDULE

     Three-fourths of one percent (.75) of the aggregate net assets of the
                                   Value Fund

     From time to time, the Manager may voluntarily waive all or a portion of the advisory fee payable with respect to a Fund or pay expenses of the Fund. In addition to any amounts otherwise payable to the Manager as an advisory fee for current services under the Advisory Agreement, the Company shall be obligated to pay the Manager all amounts previously waived or expenses paid by the Manager with respect to the Value Fund, provided that such additional payments are made not later than three years from the date first set forth below and provided further that the amount of such additional payment in any year, together with all other expenses of the Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed 1.15% of the average net assets of the Fund.

     In addition, revised Schedules A, B-1, B-2, and D to the Advisory Agreement reflecting the addition of the Fund to the Advisory Agreement are attached hereto as Exhibits A, B, C, and D, respectively, and are hereby approved.

     Please state below whether you are willing to render such services at the fee stated above.

                                                 USAA MUTUAL FUND, INC.


Attest:  /S/ MICHAEL D. WAGNER                   By: /S/ CHRISTOPHER W. CLAUS
         ----------------------                      --------------------------
         Michael D. Wagner                       Christopher W. Claus
         Secretary                               President

Dated: August 3, 2001

     We, as the sole shareholder of the above named Fund, do hereby approve the Advisory Agreement and are willing to render investment advisory services to the Value Fund at the fee stated above. In addition, we approve Exhibits A, B, C, and D hereto as revised Schedules A, B-1, B-2, and D, respectively, to the Advisory Agreement.

                                                 USAA INVESTMENT MANAGEMENT
                                                 COMPANY

Attest:  /S/ MARK S. HOWARD                      By: /S/ DAVID G. PEEBLES
         -------------------                         --------------------------
         Mark S. Howard                              David G. Peebles
         Assistant Secretary                         Senior Vice President

Dated:   August 3, 2001

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                                   EXHIBIT A

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


         NAME OF FUND
         ------------

     AGGRESSIVE GROWTH FUND
     CAPITAL GROWTH FUND
     FIRST START GROWTH FUND
     GROWTH FUND
     GROWTH & INCOME FUND
     HIGH-YIELD OPPORTUNITIES FUND
     INCOME FUND
     INCOME STOCK FUND
     INTERMEDIATE-TERM BOND FUND
     MONEY MARKET FUND
     SCIENCE & TECHNOLOGY FUND
     SHORT-TERM BOND FUND
     SMALL CAP STOCK FUND
     VALUE FUND

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                                   EXHIBIT B

             SCHEDULE B-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                          WITH PERFORMANCE ADJUSTMENT

                                                                  ANNUAL BASIC
     NAME OF FUND                        PERFORMANCE INDEX          FEE RATE
     ------------                         -----------------        -----------
  AGGRESSIVE GROWTH FUND                   MID-CAP GROWTH               *
  CAPITAL GROWTH FUND                      MID-CAP GROWTH             .85%
  FIRST START GROWTH FUND                 LARGE-CAP GROWTH            .75%
  GROWTH FUND                             LARGE-CAP GROWTH            .75%
  GROWTH & INCOME FUND                     LARGE-CAP CORE             .60%
  HIGH-YIELD OPPORTUNITIES FUND          HIGH CURRENT YIELD           .50%
  INCOME FUND                       CORPORATE DEBT FUNDS A RATED      .24%
  INCOME STOCK FUND                         EQUITY INCOME             .50%
  INTERMEDIATE-TERM BOND FUND    INTERMEDIATE INVESTMENT GRADE DEBT    **
  SCIENCE & TECHNOLOGY FUND             SCIENCE & TECHNOLOGY          .75%
  SHORT-TERM BOND FUND               SHORT INVESTMENT GRADE DEBT      .24%
  SMALL CAP STOCK FUND                     SMALL-CAP CORE             .75%
  VALUE FUND                               MULTI-CAP VALUE            .75%


    * THE FEE IS COMPUTED AT ONE-HALF OF ONE PERCENT (.50%) OF THE FIRST $200 MILLION OF AVERAGE NET ASSETS, TWO-FIFTHS OF ONE PERCENT (.40%) FOR THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $200 MILLION BUT NOT OVER $300 MILLION, AND ONE-THIRD OF ONE PERCENT (.33%) FOR THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $300 MILLION.

   ** THE FEE IS COMPUTED AT ONE-HALF OF ONE PERCENT (.50%) OF THE FIRST $50 MILLION OF AVERAGE NET ASSETS, TWO-FIFTHS OF ONE PERCENT (.40%) OF THAT PORTION OF AVERAGE NET ASSETS OVER $50 MILLION BUT NOT OVER $100 MILLION, AND THREE-TENTHS OF ONE PERCENT (.30%) OF THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $100 MILLION.

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                                   EXHIBIT C

        SCHEDULE B-2 TO ADVISORY AGREEMENT - PERFORMANCE ADJUSTMENT RATE

         HIGH-YIELD OPPORTUNITIES FUND                     INCOME FUND
          INTERMEDIATE-TERM BOND FUND                 SHORT-TERM BOND FUND

       Over/Under Performance Relative             Performance Adjustment Rate
         to Index (in basis points)            (in basis points as a percentage
                                                      of average net assets)

                +/- 20 to 50                                 +/- 4
                +/- 51 to 100                                +/- 5
              +/- 101 and greater                            +/- 6




            AGGRESSIVE GROWTH                          CAPITAL GROWTH FUND
          FIRST START GROWTH FUND                          GROWTH FUND
           GROWTH & INCOME FUND                         INCOME STOCK FUND
         SCIENCE & TECHNOLOGY FUND                    SMALL CAP STOCK FUND
                VALUE FUND

       Over/Under Performance Relative             Performance Adjustment Rate
         to Index (in basis points)            (in basis points as a percentage
                                                      of average net assets)

                +/- 100 to 400                               +/- 4
                +/- 401 to 700                               +/- 5
             +/- 701 and greater                             +/- 6

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                                   EXHIBIT D

              SCHEDULE D TO ADVISORY AGREEMENT- FOR FUNDS WITH FEE
                WAIVER AND EXPENSE REIMBURSEMENT RECOVERY PLANS


     NAME OF FUND                       ENDING  DATE        PERCENTAGE OF ANA
     ------------                       ------------        -----------------

 HIGH-YIELD OPPORTUNITIES FUND          AUGUST 2, 2002             *
 INTERMEDIATE-TERM BOND FUND            AUGUST 2, 2002            .65%
 VALUE FUND                             AUGUST 3, 2004           1.15%


* FOR EXPENSES WAIVED AND AMOUNTS REIMBURSED PRIOR TO AUGUST 1, 2001, THE FUND'S EXPENSE RATIO SHALL NOT EXCEED .75% OF ANA; HOWEVER, FOR EXPENSES WAIVED AND AMOUNTS REIMBURSED FROM AUGUST 1, 2001 UNTIL AUGUST 2, 2002, THE FUND'S EXPENSE RATIO SHALL NOT EXCEED 1.00% OF ANA.

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